Exhibit 99.1
COMMUNITY HEALTH SYSTEMS RESPONDS TO BASELESS TENET LAWSUIT
FRANKLIN, Tenn. (April 11, 2011) — Community Health Systems, Inc. (NYSE: CYH) (“CHS”) today issued the following statement in response to the baseless complaint filed today by Tenet Healthcare Corporation (NYSE: THC):
“Tenet’s allegations are completely without merit and we intend to vigorously defend ourselves against these unfounded and irresponsible claims. Providing high-quality patient care is the Company’s most important priority. CHS conducts its business with the utmost integrity and adheres to the highest business practice standards. The bottom line is that these self-serving allegations are an attempt by Tenet’s management and board to continue their entrenchment strategy and to distract Tenet shareholders from CHS’s pending offer. Its actions today prove that Tenet has adopted a ‘scorched earth’ defense without regard for the best interests of shareholders. CHS remains committed to its offer to acquire Tenet and both Credit Suisse and Goldman Sachs have reaffirmed their confidence in financing the transaction.”
Credit Suisse and Goldman, Sachs & Co. are acting as financial advisors, Kirkland & Ellis LLP as legal counsel and D. F. King & Co. as proxy solicitor for CHS.
About Community Health Systems, Inc.
Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 130 hospitals in 29 states with an aggregate of approximately 19,400 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary Quorum Health Resources, LLC, the Company provides management and consulting services to approximately 150 independent non-affiliated general acute care hospitals located throughout the United States.
Forward-Looking Statements
Any statements made in this news release that are not statements of historical fact, including statements about our beliefs and expectations, including any benefits of the proposed acquisition of Tenet Healthcare Corporation (“Tenet”), are forward-looking statements within the meaning of the federal securities laws and should be evaluated as such. Forward-looking statements include statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggest,” “plan,” believe,” “intend,” “estimate,” “target,” “project,” “could,” “should,” “may,” “will,” “would,” “continue,” “forecast,” and other similar expressions.
These forward-looking statements involve risks and uncertainties, and you should be aware that many factors could cause actual results or events to differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include: our ability to successfully complete any proposed transaction or realize the anticipated benefits of a transaction, our ability to obtain stockholder, antitrust, regulatory and other approvals for any proposed transaction, or an inability to obtain them on the terms proposed or on the anticipated schedule, and uncertainty of our expected financial performance following completion of any proposed transaction and other risks and uncertainties referenced in our filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements, like all statements in this news release, speak only as of the date of this news release (unless another date is indicated). We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Community Health Systems Responds To Baseless Lawsuit

April 11, 2011
Additional Information
This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This news release relates to a business combination transaction with Tenet proposed by CHS, which may become the subject of a registration statement filed with the SEC. CHS intends to file a proxy statement with the SEC in connection with Tenet’s 2011 annual meeting of shareholders. Any definitive proxy statement will be mailed to shareholders of Tenet. This material is not a substitute for any prospectus, proxy statement or any other document which CHS may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ANY SUCH DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such documents would be available free of charge through the web site maintained by the SEC at www.sec.gov or by directing a request to Community Health Systems, Inc. at 4000 Meridian Boulevard, Franklin, TN 37067, Attn: Investor Relations.
Participant Information
CHS and its directors, executive officers and nominees may be deemed to be participants in the solicitation of proxies in connection with Tenet’s 2011 annual meeting of shareholders. The directors of CHS are: Wayne T. Smith, W. Larry Cash, John A. Clerico, James S. Ely III, John A. Fry, William N. Jennings, M.D., Julia B. North and H. Mitchell Watson, Jr. The executive officers of CHS are: Wayne T. Smith, W. Larry Cash, David L. Miller, William S. Hussey, Michael T. Portacci, Martin D. Smith, Thomas D. Miller, Rachel A. Seifert, and T. Mark Buford. The nominees of CHS are: Thomas M. Boudreau, Duke K. Bristow, Ph.D., John E. Hornbeak, Curtis S. Lane, Douglas E. Linton, Peter H. Rothschild, John A. Sedor, Steven J. Shulman, Daniel S. Van Riper, David J. Wenstrup, James O. Egan, Jon Rotenstreich, Gary M. Stein and Larry D. Yost. CHS and its subsidiaries beneficially owned approximately 420,000 shares of Tenet common stock as of January 7, 2011. Additional information regarding CHS’s directors and executive officers is available in its proxy statement for CHS’s 2011 annual meeting of stockholders, which was filed with the SEC on April 7, 2011. Other information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement that CHS intends to file with the SEC in connection with Tenet’s 2011 annual meeting of shareholders.

Media Contacts:	Investor Contacts:

Tomi Galin VP — Corporate Communications 615-628-6607	W. Larry Cash EVP & CFO 615-465-7000

George Sard/Brooke Gordon Sard Verbinnen & Co 212-687-8080	Lizbeth Schuler VP — Investor Relations 615-465-7000
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